UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2015, Superior Energy Services, Inc. (the “Company”) entered into a Second Amendment (the “Amendment”) to that certain Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated February 7, 2012, among the Company, SESI, L.L.C., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein. The Amendment primarily amends the Credit Agreement to increase (i) the maximum leverage ratio financial covenant from 3.00 to 1.00 to 4.50 to 1.00 and (ii) the adjusted maximum leverage ratio financial covenant from 3.65 to 1.00 to 5.00 to 1.00.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Third Amended and Restated Credit Agreement, dated August 31, 2015, among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A. and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Treasurer and Chief Financial Officer

Dated: September 2, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Third Amended and Restated Credit Agreement dated August 31, 2015 among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A., and the lenders party thereto.